UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

◦
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.   Other Events.

On June 1, 2017, Duke Energy Progress, LLC (“Duke Energy Progress”) filed a rate case with the North Carolina Utilities Commission (the “NCUC”) to request an average 14.9% increase in retail revenues, or approximately $477 million, with an overall rate of return of approximately 7.66% based on approval of a 10.75% return on equity and a 53% equity component of the capital structure. The request is premised upon a North Carolina rate base of $8.1 billion as of December 31, 2016, and adjusted for known and measurable changes through August 2017.

Hearings are expected to commence late this year and, if approved by the NCUC, rates would likely go in effect on January 1, 2018.

An overview providing additional detail on the filing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Duke Energy Progress Summary of 2017 Rate Case Filing in North Carolina

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Dated: June 1, 2017	/s/ Julia S. Janson
Julia S. Janson
Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Progress Summary of 2017 Rate Case Filing in North Carolina

Exhibit 99.1

Duke Energy Progress
Summary of 2017 Rate Case Filing in North Carolina

•
On June 1, 2017, Duke Energy Progress filed a rate case with the North Carolinas Utilities Commission (NCUC) to request an average 14.9 percent increase in retail revenues, or approximately $477 million:

o	The rate case filing requests an overall rate of return of 7.66% based on approval of a 10.75% return on equity and a 53% equity component of the capital structure

o
The filing is based on a North Carolina rate base of $8.1 billion as of December 31, 2016 and adjusted for known and measurable changes through August 2017 (hearings are expected to commence late this year)

•	This rate increase request is driven by:

Drivers	Revenue Requirement	% of Total Request
Significant Plant Additions and Changes	$253 million	53%
Coal Ash Pond Closure costs	$195 million	41%
All other changes to rate base, operating costs, and operating revenues	$29 million	6%

•	Major capital investments[1] including pro-forma adjustments to reflect known and measurable changes include:

o	Four new solar sites - $184 million

o	Combustion Turbine Units at the Sutton site - $120 million

o	Additional investment to complete the combined cycle natural gas-fueled units at the Sutton site (Construction Work-In-Progress included in the 2013 rate case) - $103 million

o	Zero Liquid Discharge wastewater treatment system at the Mayo site - $141 million

o	Construction Work-In-Progress for the new natural gas-fueled units at the Asheville site (Western Carolinas Modernization Project) - $193 million

•	Coal Ash Pond Closure costs include:

o	$67 million to recover previously incurred expenses over a five year period

o	$129 million for ongoing expenses

•
The request also includes the recovery of deferred storm costs, including costs incurred to restore service from the historic impacts of Hurricane Matthew, in the amount of $30 million per year for three years.

•	The Company has requested the NCUC approve the requested rates to be effective Jan. 1, 2018.

1 Represents Duke Energy Progress total investment, which is allocated ~60% to NC.